Exhibit 99.1

Media and Analyst Contact: Mike O’Malley Acme Packet +1.781.869.2975 momalley@acmepacket.com	Investor Relations Contact: Brian Norris Acme Packet +1.781.328.4790 bnorris@acmepacket.com

Acme Packet Makes Executive Appointments

New roles focused on driving operational synergies and innovation in key growth areas

Bedford, Mass. — Jan. 13, 2012 — Acme Packet® (NASDAQ: APKT), the leader in session delivery network solutions, today announced that Steven Aulds has joined the company as senior vice president of engineering and Dino DiPalma has been named chief operating officer. Both Aulds and DiPalma will report directly to President and Chief Executive Officer Andy Ory. Additionally, Pat MeLampy, chief technology officer and co-founder, will now work with Mr. Ory full-time to chart the company’s long-term technology strategy.

“Acme Packet’s global leadership in creating and delivering proven session delivery network solutions is a testament to our world-class engineering, sales, services, and manufacturing organizations,” said Mr. Ory. “As we continue to capitalize on the rapidly expanding opportunity in front of us, we will benefit tremendously from the rich experience and results-focused approaches that both Steve and Dino bring.”

With over three decades of engineering and development experience at some of the world’s most respected technology companies, Aulds will oversee Acme Packet’s engineering group, which includes product platform development and software architecture, along with three teams organized around the service provider, enterprise and communications enabled processes (CEP) segments.

Aulds joins Acme Packet from IBM, where he was in charge of development for the business-to-business and commerce business unit. He also oversaw cloud operations for the on-demand offerings of that unit, in total managing 1,200 employees across 14 development centers and two global datacenters. Prior to that, he served as senior vice president of engineering at Sterling Commerce, which was acquired by IBM in 2010, where he led a team that pioneered a first-of-its-kind transaction management system. He also led the team that built one of the first Service Oriented Architecture (SOA) products in the marketplace.

Di Palma’s appointment as chief operating officer enables the company to unify its customer-facing product and services delivery capabilities to drive operational synergies and achieve greater levels of effective execution. In his new position, DiPalma will oversee the global sales, customer service and support, and manufacturing organizations. DiPalma has served as the company’s senior vice president of worldwide sales and business development since joining the company in 2001. He was responsible for creating Acme Packet’s first customer-facing organization and established the company’s key relationships with service providers, enterprises, and channel partners.

About Acme Packet

Acme Packet (NASDAQ: APKT), the leader in session delivery network solutions, enables the trusted, first-class delivery of next-generation voice, data and unified communications services and applications across IP networks. Our Net-Net product family fulfills demanding security, service assurance and regulatory requirements in service provider, enterprise and contact center networks. Based in Bedford, Massachusetts, Acme Packet designs and manufactures its products in the USA, selling them through over 200 reseller partners worldwide. More than 1,525 customers in 107 countries have deployed over 14,000 Acme Packet systems, including 90 of the top 100 service providers and 36 of the Fortune 100. For more information visit www.acmepacket.com.

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, expected financial and operating results, expected growth rates, future stock-based compensation and amortization expenses, future business prospects and market conditions. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: the amount of stock-based compensation awarded; the applicable Company stock price used to determine stock-based compensation; the exercise pattern of employee stock options; difficulties expanding the Company’s customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulties developing new products; difficulties in relationships with vendors and partners; higher risks in international operations; difficulties managing rapid growth; difficulties managing the Company’s financial performance; the ability to hire and retain employees and appropriately staff operations; the Company’s cash needs; the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.